UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 9, 2005
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31230 (Commission File Number)	06-1215192 (IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On December 9, 2005, Pioneer Companies, Inc. (“Pioneer”) issued a press release announcing the voluntary redemption on January 13, 2006, of $50,000,000 in principal amount of the 10% Senior Secured Guaranteed Notes due 2008 that were issued by Pioneer’s subsidiary, PCI Chemicals Canada Company. The redemption price will be 105% of the principal amount, and accrued and unpaid interest will also be paid on the Notes that are redeemed. A total of $100,000,000 of the 10% Senior Secured Guaranteed Notes due 2008 will remain outstanding after the redemption is completed.
     A copy of a press release issued by Pioneer relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit Number	Description
99.1	Press Release of December 9, 2005 Announcing the Redemption of Certain Notes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Kent R. Stephenson
Kent R. Stephenson
Vice President, General Counsel and Secretary

Dated: December 13, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of December 9, 2005 Announcing the Redemption of Certain Notes